Exhibit 3.77

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 4098445

The Registrar of Companies for England and Wales hereby certifies that

INTELSAT U.K., LTD.

having by special resolution changed its name, is now incorporated under the name of

INTELSAT GLOBAL SALES & MARKETING LTD.

Given at Companies House, London, the 23rd July 2001

For The Registrar Of Companies

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 4098445

The Registrar of Companies for England and Wales hereby certifies that

PLANETNEPTUNE LIMITED

having by special resolution changed its name, is now incorporated under the name of

INTELSAT U.K., LTD.

Given at Companies House, London, the 15th December 2000

For The Registrar Of Companies

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

Company No. 4098445

The Registrar of Companies for England and Wales hereby certifies that

PLANETNEPTUNE LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 30th October 2000

HC007A